Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Vice President		Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS CORPORATION REPORTS RECORD SALES AND EARNINGS IN

FIRST QUARTER 2005

•              FIRST QUARTER DILUTED EPS INCREASED 16.9% TO A RECORD $0.69

WOONSOCKET, RHODE ISLAND, May 5, 2005 - CVS Corporation (NYSE: CVS), today announced record sales and earnings for the first quarter ended April 2, 2005.

Net sales for the first quarter ended April 2, 2005 increased 34.7% to $9.18 billion, up from $6.82 billion during the first quarter of 2004. Same store sales (sales from stores open more than one year) for the quarter rose 8.2%, while pharmacy same store sales rose 8.8% and front-end same store sales increased 6.9%. Same store sales do not include the acquired Eckerd drugstores, which will be included in same store sales beginning in August 2005. The Company estimates the Easter shift had a positive impact of approximately 140 basis points on front-end same store sales for the thirteen-week period, and 45 basis points on total same store sales. Total pharmacy sales represented 71.1% of total company sales for the quarter.  Third party prescription sales were 93.8% of pharmacy sales for the quarter.

Net earnings for the first quarter increased 18.4% to $289.7 million or $0.69 per diluted share, compared with net earnings of $244.6 million or $0.59 per diluted share in the first quarter of 2004.

“The first quarter of 2005 was one of great accomplishment,” stated Tom Ryan, Chairman, President, and Chief Executive Officer of CVS Corporation. “Our core business is thriving, and we continue to gain share in the pharmacy and front-end businesses. We saw continued sales growth, good margin performance, and solid expense control. At the same time, we made considerable progress on the integration of the Eckerd assets.

“I am very pleased to report that the aggregate sales results of the 1,100 former Eckerd stores are trending positive to last year, having been in steep decline at the time we acquired them,” continued Mr. Ryan. “We are at the very beginning of what we expect to be a multi-year turnaround of the acquired stores.

“Furthermore, Eckerd Healthcare Services is now fully integrated with PharmaCare, and they are operating as one company. We are well positioned to continue to grow and serve both our corporate and managed care clients,” Mr. Ryan concluded.

For the first quarter, CVS opened 51 new stores, closed 17 stores and relocated 45 others.  As of April 2, 2005, CVS operated 5,409 retail and specialty pharmacy stores in 36 states and the District of Columbia.

The Company will be holding a conference call today for the investment community at 8:30am (EST) to discuss the quarterly results. An audio webcast of the conference call will be broadcast simultaneously through the Investor Relations portion of the CVS website for all interested parties. To access the webcast, visit http://investor.CVS.com. This webcast will be archived and available on the web site for a one-month period following the conference call.

CVS is America’s largest retail pharmacy, operating over 5,400 retail and specialty pharmacy stores in 36 states and the District of Columbia.  With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS has created innovative approaches to serve the healthcare needs of all customers through its CVS/pharmacy® stores; its online pharmacy, CVS.com®; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare®. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.CVS.com, as well as through the press room portion of the Company’s website, at www.cvs.com/pressroom.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

— Tables Follow —

CVS CORPORATION

Consolidated Condensed Statements of Operations

(Unaudited)

	13 Weeks Ended
In millions, except per share amounts	April 2, 2005	April 3, 2004
Net sales	$9,182.2	$6,818.6
Cost of goods sold, buying and warehousing costs	6,801.4	5,046.9
Gross margin	2,380.8	1,771.7
Selling, general and administrative expenses	1,743.1	1,272.7
Depreciation and amortization	137.9	93.4
Total operating expenses	1,881.0	1,366.1
Operating profit	499.8	405.6
Interest expense, net	28.0	7.8
Earnings before income tax provision	471.8	397.8
Income tax provision	182.1	153.2
Net earnings	289.7	244.6
Preference dividends, net of income tax benefit	3.5	3.6
Net earnings available to common shareholders	$286.2	$241.0

Basic earnings per common share:
Net earnings	$0.71	$0.61
Weighted average basic common shares outstanding	403.4	396.3

Diluted earnings per common share:(1)
Net earnings	$0.69	$0.59
Weighted average diluted common shares outstanding	418.6	412.2
Dividends declared per common share	$0.07250	$0.06625

(1) Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock options are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $1.1 million and $1.4 million for the thirteen weeks ended April 2, 2005 and April 3, 2004, respectively.

CVS CORPORATION

Consolidated Condensed Balance Sheets

(Unaudited)

In millions, except share and per share amounts	April 2, 2005	January 1, 2005
Assets:
Cash and cash equivalents	$323.8	$392.3
Accounts receivable, net	1,795.2	1,764.2
Inventories	5,550.6	5,453.9
Deferred income taxes	248.1	243.1
Other current assets	100.0	66.0
Total current assets	8,017.7	7,919.5

Property and equipment, net	3,689.2	3,505.9
Goodwill	1,918.6	1,898.5
Intangible assets, net	843.5	867.9
Deferred income taxes	135.6	137.6
Other assets	213.4	217.4
Total assets	$14,818.0	$14,546.8

Liabilities:
Accounts payable	$2,130.7	$2,275.9
Accrued expenses	1,524.7	1,666.7
Short-term debt	1,001.1	885.6
Current portion of long-term debt	337.5	30.6
Total current liabilities	4,994.0	4,858.8

Long-term debt	1,633.1	1,925.9
Other long-term liabilities	790.1	774.9

Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 4,254,000 shares at April 2, 2005 and 4,273,000 shares at January 1, 2005	227.3	228.4
Common stock, par value $0.01: authorized 1,000,000,000 shares; issued 417,676,000 shares at April 2, 2005 and 414,276,000 shares at January 1, 2005	4.2	4.2
Treasury stock, at cost: 12,911,000 shares at April 2, 2005 and 13,317,000 shares at January 1, 2005	(375.0)	(385.9)
Guaranteed ESOP obligation	(140.9)	(140.9)
Capital surplus	1,833.9	1,691.4
Retained earnings	5,906.1	5,645.5
Accumulated other comprehensive loss	(54.8)	(55.5)
Total shareholders’ equity	7,400.8	6,987.2
Total liabilities and shareholders’ equity	$14,818.0	$14,546.8

CVS CORPORATION

Consolidated Condensed Statements of Cash Flows

(Unaudited)

	13 Weeks Ended
In millions	April 2, 2005	April 3, 2004
Cash flows from operating activities:
Cash receipts from sales	$9,150.1	$6,880.3
Cash paid for inventory	(6,875.5)	(4,888.5)
Cash paid to other suppliers and employees	(2,146.7)	(1,616.4)
Interest received	1.6	2.0
Interest paid	(47.0)	(19.9)
Income taxes paid	(39.7)	(35.2)
Net cash provided by operating activities	42.8	322.3

Cash flows from investing activities:
Additions to property and equipment	(313.4)	(195.7)
Proceeds from sale-leaseback transactions	2.5	1.7
Acquisitions (net of cash acquired) and investments	(10.0)	(21.9)
Proceeds from sale or disposal of assets	5.0	4.6
Net cash used in investing activities	(315.9)	(211.3)

Cash flows from financing activities:
Additions to short-term debt	115.5	—
Dividends paid	(29.1)	(26.2)
Additions to long-term debt	15.4	—
Reductions in long-term debt	(1.4)	(300.2)
Proceeds from exercise of stock options	104.2	23.7
Net cash provided by (used in) financing activities	204.6	(302.7)

Net decrease in cash and cash equivalents	(68.5)	(191.7)
Cash and cash equivalents at beginning of period	392.3	843.2
Cash and cash equivalents at end of period	$323.8	$651.5
Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$289.7	$244.6
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	137.9	93.4
Deferred income taxes and other noncash items	10.3	(22.1)
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	(32.1)	61.7
Inventories	(96.5)	93.0
Other current assets	(33.9)	(30.1)
Other assets	6.0	7.2
Accounts payable	(145.6)	(31.4)
Accrued expenses	(90.3)	(91.5)
Other long-term liabilities	(2.7)	(2.5)
Net cash provided by operating activities	42.8	322.3